UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 12, 2011

Mercury Computer Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	000-23599	04-2741391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Riverneck Road, Chelmsford, Massachusetts 01824

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (978) 256-1300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statement Disclaimer

This Current Report on Form 8-K contains certain forward-looking statements. You can identify these statements by the use of the words “may,” “will,” “should,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, the inability to fully realize the expected benefits from acquisitions or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, and various other factors beyond the Company’s control. These risks and uncertainties also include such additional risk factors as are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2010. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

Item 1.01	Entry into a Material Definitive Agreement.

On January 12, 2011, Mercury Computer Systems, Inc. (the “Company” or “Mercury”) entered into a stock purchase agreement (the “Stock Purchase Agreement”) with LNX Corporation (“LNX”), the holders of the equity interests of LNX, and Lamberto Raffaelli, as the sellers’ representative and pursuant to the Stock Purchase Agreement, Mercury completed its purchase of all of the outstanding equity interests in LNX, and LNX became a wholly-owned subsidiary of Mercury.

LNX is a leading supplier of integrated RF/digital products including radio frequency (RF), microwave and millimeter wave (mmW) components and integrated assemblies.

Mercury acquired LNX for an all cash purchase price of $31.0 million plus an earnout of up to $5.0 million payable in cash based upon achievement of financial targets during 2011 and 2012 as set forth in the Stock Purchase Agreement. The purchase price is subject to post-closing adjustment based on a determination of closing net working capital. In accordance with the Stock Purchase Agreement, $6.2 million of the purchase price was placed into escrow to support the post-closing working capital adjustment and the indemnification obligations of the sellers. Mercury funded the purchase price with cash on hand. Mercury acquired LNX free of bank debt. Immediately prior to the consummation of the acquisition, LNX divested its non-defense global procurement business.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which will be filed with Mercury’s Quarterly Report on Form 10-Q.

The Stock Purchase Agreement contains customary representations and warranties and related indemnification agreements made by and to the parties thereto as to specific dates. The assertions embodied in those representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with negotiating the terms of the Stock Purchase Agreement. Accordingly, potential investors and Mercury shareholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, because they were only made as of the date of the Stock Purchase Agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Stock Purchase Agreement, which subsequent information may or may not be fully reflected in Mercury’s public disclosures. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, or may have been used for the purpose of allocating risk between the respective parties rather than establishing matters as facts. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the times they were made or otherwise.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 2.01 by reference.

Item 7.01	Regulation FD Disclosure.

On January 12, 2011, Mercury issued a press release announcing the acquisition of LNX Corporation and Mercury’s preliminary financial results for the quarter ended December 31, 2010. The press release is furnished as Exhibit 99.1 hereto. The information provided in Item 7.01 of this Current Report on Form 8-K and in the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated January 12, 2011, of Mercury Computer Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 12, 2011	MERCURY COMPUTER SYSTEMS, INC.

	By:	/S/ GERALD M. HAINES II
Gerald M. Haines II
Senior Vice President, Corporate Development

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated January 12, 2011, of Mercury Computer Systems, Inc.

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